UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 10, 2011

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 N. KELLER ROAD, SUITE 500, MAITLAND, FL 32751

(Address of Principal Executive Offices) (Zip Code)

(407) 475-5500

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 10, 2011, Workstream Inc. (the “Company”) entered into a Business Financing Agreement (the “Financing Agreement”) with Bridge Bank, National Association.  The Financing Agreement is secured by a lien on all of the assets of the Company and its subsidiaries pursuant to the terms of a Stock Pledge Agreement among the Company, its subsidiaries and the Lending Investor (the “Pledge Agreement”).  The credit limit on the Financing Agreement is $3,000,000.  Interest on the Financing Agreement accrues at an annual rate of the Prime Rate plus 2% with the Prime Rate having a minimum of 3.25%.
From and after the occurrence and during the continuance of any event of default under the Financing Agreement, the interest rate then in effect will be automatically increased by 5% per year.  The Financing Agreement has an annual facility fee of $15,000 or .5% of the advance balance.  The Financing Agreement has a monthly maintenance fee of .125% of the average monthly balance.  The Financing Agreement contains customary covenants of providing monthly financial statements within 30 days, annual audited financials with 180 days, annual board approved budget within 60 days of fiscal year end and a semi-annual accounts receivable audit.  The Company must also maintain a minimum asset coverage ratio of 1.5 to 1.  The Pledge Agreement sets forth that the Company has granted a security interest in all shares of capital stock, corporations, limited partnership interests and limited liability company interests that the Company now owns or hereafter acquires.  The Company drew down $500,000 of the line of credit upon closing of which $400,000 was used to pay down the note of Coghill Capital.  Coghill Captial subordinated their note to Bridge Bank.  The remainder of the draw will be used for working capital purposes.

A copy of the Financing Agreement is attached as Exhibit 10.1.  A copy of the Pledge Agreement is attached as Exhibit 10.2.  The descriptions contained herein are qualified by reference to the documents attached hereto.

On May 17, 2011, the Company will issue a press release announcing the transactions described above. The full text of such press release is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into Material Agreement” is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Business Financing Agreement with Bridge Bank, National Association

10.2	Stock Pledge Agreement among the Company, each subsidiary of the Company and Bridge Bank, National Association.

99.1	Press release to be issued by the Company on May 17, 2011

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: May 16, 2011	By:	/s/ John Long
Name: John Long Title: Chief Executive Officer